As filed with the Securities and Exchange Commission on March 1, 2007

Registration No. 333-53010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEYERHAEUSER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-0470860
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

33663 Weyerhaeuser Way South

Federal Way, Washington 98063-9777

(Address of Principal Executive Offices, Including Zip Code)

Weyerhaeuser Company Performance Share Plan

(Full Title of the Plan)

Claire S. Grace

Corporate Secretary

Weyerhaeuser Company

33663 Weyerhauser Way South

Federal Way, Washington 98063-9777

(253) 924-2345

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copy to:

J. Sue Morgan

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

EXPLANATORY NOTE

By means of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-53010, originally filed with the Securities and Exchange Commission on December 29, 2000 (the “2000 Registration Statement”), the Registrant hereby deregisters 467,941 shares of its Common Stock, par value $1.25 per share, which were previously registered for the Weyerhaeuser Company Performance Share Plan on the 2000 Registration Statement. This deregistration is being made as required in conjunction with the merger of the Weyerhaeuser Company Performance Share Plan into the Weyerhaeuser Company Investment Growth Plan, the Weyerhaeuser Company Hourly 401(k) Plan – Number One, the Weyerhaeuser Company Hourly 401(k) Plan – Number Two and the NORPAC Hourly 401(k) Plan.

Except to the extent stated herein, the 2000 Registration Statement as originally filed is not otherwise affected by this Amendment No. 1 to the 2000 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on the 1st day of March, 2007.

WEYERHAEUSER COMPANY

By:	/s/ Claire S. Grace
Claire S. Grace
Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated below on the 1st day of March, 2007.

Signature	Title
*	President,
Steven R. Rogel	Chief Executive Officer and Director
(Principal Executive Officer)

Executive Vice President and Chief Financial Officer
Richard J. Taggart	(Principal Financial Officer)

Vice President and Chief Accounting Officer
Jeanne Hillman	(Principal Accounting Officer)

Debra A. Cafaro	Director

*	Director
Richard F. Haskayne

*	Director
Martha R. Ingram

*	Director
John I. Kieckhefer

*	Director
Arnold G. Langbo

*	Director
Rt. Hon. Donald F. Mazankowski

Nicole W. Piasecki	Director

*	Director
Richard H. Sinkfield

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Director
D. Michael Steuert

*	Director
James N. Sullivan

Director
Kim Williams

Director
Charles R. Williamson

*By:	/s/ Claire S. Grace
Claire S. Grace
Attorney-in-Fact

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PLAN SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan named below) have duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on March 1, 2007.

WEYERHAEUSER COMPANY PERFORMANCE SHARE PLAN

WEYERHAEUSER COMPANY

By:	/s/ Teri K. Wisness
Teri K. Wisness
Director of Employee Benefits

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